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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12
InterMune, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2003

To the Stockholders of InterMune, Inc.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders ("Annual Meeting") of InterMune,  Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 29, 2003 at 9:15 a.m. local time at 3280 Bayshore Boulevard, Brisbane, California for the following purposes:

  (1)
  To elect three directors to serve for the ensuing three years or until their successors are elected;

  (2)
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 shares to 51,000,000 shares;

  (3)
  To approve an amendment to the Company's 2000 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 1,300,000 shares;

  (4)
  To approve amendments to the Company's 2000 Non-Employee Directors' Stock Option Plan to (i) provide each non-employee director with an automatic 30,000 share option grant after every three years of continuous service, (ii) increase to 25,000 shares the annual option grant for each non-employee director, (iii) provide the Chairman of the Board with a 30,000 share option grant upon election and after every three years of continuous service, (iv) provide the Chairman of the Board with a 25,000 share option grant upon election and after every year of continuous service; and (v) increase the automatic annual increase to the share reserve to 300,000 shares;

  (5)
  To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003; and

  (6)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 7, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Stephen N. Rosenfield Secretary

Brisbane, California
April 8, 2003

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote your shares on the Internet or by telephone by following the instructions on your proxy. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with your voting form. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of InterMune, Inc., a Delaware corporation ("InterMune" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 29, 2003, at 9:15 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3280 Bayshore Boulevard, Brisbane, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers, other employees of the Company or, at the Company's request, Mellon Investor Services. No additional compensation will be paid to directors, officers or other employees for such services, but Mellon Investor Services will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

        Only holders of record of common stock at the close of business on April 7, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 31,707,805 shares of common stock.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and (with respect to proposals other than the election of directors) negative votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved, except with respect to Proposal 2. For Proposal 2, broker non-votes will have the same effect as negative votes.

Voting Via the Internet or by Telephone

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

        Stockholders of record may go to http://www.eproxy.com/itmn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-435-6710 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

        Votes submitted via the Internet or by telephone must be received by 4:00 p.m., Eastern Time on May 28, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3280 Bayshore Boulevard, Brisbane, California 94005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in the year 2004 must be received by the Company no later than December 17,

2003 in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC"). Stockholders wishing to submit proposals or director nominations that are not included in such proxy statement and proxy must do so between January 30, 2004 and February 29, 2004. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board currently consists of seven directors, divided into the three following classes:

  •
  Class III directors: William A. Halter; Thomas R. Hodgson; and Jonathan S. Leff; whose terms will expire at the Annual Meeting;

  •
  Class I director: Wayne T. Hockmeyer, Ph.D., whose term will expire at the annual meeting of stockholders to be held in 2004; and

  •
  Class II directors: W. Scott Harkonen, M.D.; James I. Healy M.D., Ph.D.; and William R. Ringo, Jr.; whose terms will expire at the annual meeting of stockholders to be held in 2005.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

        There are three nominees for three Class III positions: William A. Halter, Thomas R. Hodgson and Jonathan S. Leff, who are current directors. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders and until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Nominees for Election to a Three-Year Term Expiring at the 2006 Annual Meeting

        The names of the nominees and certain information about them are set forth below:

Name	Age	Position/Office Held With the Company
William A. Halter	42	Director
Thomas R. Hodgson	61	Director
Jonathan S. Leff	34	Director

        WILLIAM A. HALTER.    Mr. Halter has served as a member of the Board since July 2002. Mr. Halter is currently a management consultant. Mr. Halter was Acting Commissioner and Deputy Commissioner of the Social Security Administration from November 1999 to March 2001. From 1993 to November 1999, Mr. Halter served as Senior Advisor, Office of Management and Budget in the Executive Office of the President of the United States. Mr. Halter also served as Economist for the Joint Economic Committee of Congress and as Chief Economist of the U.S. Senate Committee on Finance. Prior to entering public service, he was a management consultant at McKinsey and Company. Mr. Halter served as a member of the board of trustees of Stanford University for seven years, chairing the Academic Policy Committee and serving on the Humanities and Sciences Council. Mr. Halter currently serves on the board of directors of Akamai Technologies, Inc. and on the board of a private company. Mr. Halter is a Rhodes Scholar and holds a Master of Philosophy in Economics from Oxford University.

        THOMAS R. HODGSON.    Mr. Hodgson has served as a member of the Board since January 2003. Since January 1999, Mr. Hodgson has been engaged in private investing activities. From 1990 to January 1999, Mr. Hodgson served as president and chief operating officer of Abbott Laboratories. From 1983 to 1990, Mr. Hodgson served as the president of Abbott International and, from 1978 to 1983, as the president of the Hospital Products Division of Abbott Laboratories. Mr. Hodgson is a director of the St. Paul Companies, Inc., a provider of insurance products and services, and serves as a trustee of Rush Presbyterian St. Luke's Medical Center and on the board of directors of three privately held companies. Mr. Hodgson holds a master's degree in chemical engineering from the University of Michigan and a an M.B.A. from Harvard Business School. Mr. Hodgson was awarded an honorary doctorate degree in engineering by Purdue University.

        JONATHAN S. LEFF.    Mr. Leff has served as a member of the Board since January 2000. Mr. Leff joined Warburg Pincus LLC in 1996 and is currently a managing director. Mr. Leff serves on the board of directors of Transkaryotic Therapies, Inc. and Zymogenetics, Inc., both of which are publicly held biotechnology companies. Mr. Leff holds an M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2004 Annual Meeting

        WAYNE T. HOCKMEYER, PH.D.    Dr. Hockmeyer, age 58, has served as a member of the Board since February 2000. Dr. Hockmeyer currently serves as president of MedImmune Ventures, Inc., a wholly-owned venture capital subsidiary of MedImmune, Inc. Dr. Hockmeyer also serves as the chairman of the board of directors of MedImmune, Inc., and serves as a member of the board of directors of GenVec, Inc., Diversa Corporation and a number of private companies. Dr. Hockmeyer founded MedImmune, Inc. in April 1988 and served as its president and chief executive officer until October 2000. Dr. Hockmeyer is also a member of the board of directors of the Biotechnology Industry Organization, and is a member of the Maryland Economic Development Commission and the Maryland Technology Development Corporation. Dr. Hockmeyer holds a Ph.D. from the University of Florida and an honorary Doctor of Science degree from Purdue University.

Directors Continuing in Office Until the 2005 Annual Meeting

        W. SCOTT HARKONEN, M.D.    Dr. Harkonen, age 51, founded InterMune in February 1998 and has served as a member of the Board since inception and as Chairman of the Board since January 2000. Dr. Harkonen has been InterMune's Chief Executive Officer and President since inception. From September 1995 to April 1999, Dr. Harkonen served as senior vice president of product development and operations at Connetics Corporation, a biopharmaceutical company. From March 1991 to September 1995, Dr. Harkonen served as vice president of medical and regulatory affairs at Univax Biologics, a biopharmaceutical company. Dr. Harkonen is a member of the board for the Emerging Companies Section Governing Board and the Board of Directors of the Biotechnology Industry Organization. Dr. Harkonen is a director of several private companies, including Mondobiotech S.A. Dr. Harkonen holds an M.D. from the University of Minnesota and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

        JAMES I. HEALY, M.D., PH.D.    Dr. Healy, age 38, has served as a member of the Board since April 1999 and as the interim Chairman of the Board from October 1999 through January 2000. Dr. Healy joined Sofinnova Ventures in June 2000 as a general partner and managing director. From January 1998 through March 2000, Dr. Healy was a partner at Sanderling Ventures. During 1997, Dr. Healy was supported by a Novartis Foundation bursary award and performed research at Brigham and Women's Hospital. From 1990 to 1997, Dr. Healy was employed by the Howard Hughes Medical Institute and Stanford University. Dr. Healy serves on the board of directors of several private companies. Dr. Healy holds an M.D. and a Ph.D. from Stanford University School of Medicine.

        WILLIAM R. RINGO, JR.    Mr. Ringo, age 57, has served as a member of the Board since June 2002. Mr. Ringo joined Eli Lilly and Company in 1973 and served in various capacities for Eli Lilly, including product group president, oncology and critical care products from June 1999 until his retirement in February 2001, president of internal medicine products from January 1998 until June 1999, and president of its infectious diseases business unit from September 1995 until January 1998. Mr. Ringo is a member of the board of directors of Praecis Pharmaceuticals Incorporated, Texas Biotechnology Corporation, La Jolla Pharmaceuticals and a number of private companies. Mr. Ringo is also a member, and past chairman, of the board of directors of Community Hospitals of Indianapolis. Mr. Ringo holds an M.B.A. from the University of Dayton.

Changes in the Board of Directors

        Edgar G. Engleman resigned from the Board in February 2002. Jay P. Shepard resigned from the Board in June 2002. Nicholas J. Simon resigned from the Board in February 2003.

Governance Guidelines

        In March 2003, the Board approved Corporate Governance Guidelines that require the Chairman of the Board be an independent (i.e., non-management) director, and resolved to elect Mr. Ringo, an independent director as Chairman of the Board. These guidelines can be found on our Internet website at http://www.intermune.com/pdf/corporate_governance.pdf.

Board Committees and Meetings

        During the fiscal year ended December 31, 2002, the Board met seven times, including by telephone conference, and acted by unanimous written consent once. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served as a committee member). The Board has an Audit Committee, a Compensation Committee, a Compliance Committee and a Corporate Governance and Nominating Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; reviews, approves and manages the engagement of the independent auditors including the scope, extent and procedures of the audit, the compensation paid to the auditors and potential conflicts of interest; receives and considers the auditors' comments as to financial controls, adequacy of staff, and management performance and procedures in connection with the annual audit and financial controls; reviews the financial statements to be included in the

Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Board of Directors has adopted a written Audit Committee charter that is attached as Appendix A to these proxy materials. All members of the Company's Audit Committee are independent, as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards, and meet NASD's current financial sophistication requirements. From January 2002 until June 2002, the three independent directors serving on the Audit Committee were Drs. Healy and Hockmeyer and Mr. Simon. From June 2002 through March 2003, the three independent directors serving on the Audit Committee were Drs. Healy and Hockmeyer and Mr. Ringo. The three independent directors currently serving on the Audit Committee are Dr. Healy and Messrs. Hodgson and Ringo. In 2002, the Audit Committee met seven times. (Please see "Audit Committee Report" below.)

        The Compensation Committee approves the type and level of compensation for officers and employees of the Company, administers the Company's stock option plans and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee approves all compensation, including stock options, for the Company's vice presidents and above, and all stock option grants to non-vice president employees and consultants greater than or equal to 25,000 shares of common stock. The Board has authorized the Company's chief executive officer to grant stock options for less than 25,000 shares of common stock to non-vice president employees and consultants, subject to the Compensation Committee's ratification and approval. (Please see "Compensation Committee Report" below.) From January 2002 to February 2002, the Compensation Committee was composed of Dr. Harkonen and Messrs. Leff and Simon. From February 2002 to June 2002, the Compensation Committee was composed of Messrs. Hockmeyer, Leff and Shepard. From July 2002 until September 2002, the Compensation Committee was composed of Messrs. Hockmeyer and Leff. Since September 2002, the Compensation Committee has been composed of Mr. Halter, Dr. Hockmeyer and Mr. Leff. In 2002, the Compensation Committee met six times.

        The Compliance Committee was elected in June 2002 to oversee the development, implementation, administration and enforcement of the Company's compliance programs to ensure that the Company is in compliance with its policies and all applicable laws and regulations concerning good clinical, manufacturing, laboratory, regulatory and labeling practices, and to review the Company's compliance with its policies and all applicable laws relating to sales and marketing activities, investor relations, corporate communications and human resources. From June 2002 through February 2003, the Compliance Committee was composed of Messrs. Leff, Ringo and Simon. As of March 2003, the Compliance Committee was composed of Messrs. Hodgson, Leff and Ringo. In 2002, the Compliance Committee met once.

        The Corporate Governance and Nominating Committee was elected in September 2002 to monitor and assess the effectiveness of the Board, its Committees and each individual director, to review the compensation paid to the directors to ensure it properly reflects the responsibilities and risks of being a director, and to monitor changes in corporate governance standards. No procedures have been established for the Corporate Governance and Nominating Committee's consideration of nominees recommended by stockholders. The Corporate Governance and Nominating Committee is composed of Mr. Halter and Drs. Healy and Hockmeyer and did not meet in 2002.

Code of Business Ethics and Conduct

        In December 2002, the Board approved and we adopted a formal Code of Business Ethics and Conduct applicable to all of our employees, including our chief executive officer, chief financial officer and controller. The purpose of this Code is to deter wrongdoing and to promote:

  (1)
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  (2)
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

  (3)
  compliance with applicable governmental laws, rules and regulations;

  (4)
  the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code;

  (5)
  the prompt public disclosure of any waivers under the Code granted to any of our executive officers, including our chief executive officer, chief financial officer and controller; and

  (6)
  accountability for adherence to the Code.

The Code is available on our Internet website at: http://media.corporate-ir.net/media_files/NSD/itmn/itmnethics.pdf

AUDIT COMMITTEE REPORT(1)

        The Audit Committee, currently composed of Dr. Healy and Messrs. Hodgson and Ringo, oversees the Company's financial reporting process on behalf of the Board. Mr. Ringo was elected to the Audit Committee in June 2002, replacing Mr. Simon whose term had expired. Mr. Hodgson was elected to the Audit Committee in March 2003, replacing Dr. Hockmeyer who had resigned from the Audit Committee. The Audit Committee meets with the independent auditors, currently Ernst & Young LLP, with and without management present, to discuss the results of Ernst & Young's examinations and evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Pursuant to its charter, the Audit Committee is comprised of a minimum of three members of the Board, all of whom are independent directors, in accordance with all applicable Nasdaq and SEC rules and standards, including without limitation those concerning independence and financial literacy.

        The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held seven meetings during fiscal year 2002, which were attended by all members, except that each of Dr. Healy, Mr. Simon and Mr. Ringo, respectively, did not attend one meeting. For all meetings, there were at least two members present. The Audit Committee also met privately with the independent auditors five times.

        The Company's management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent auditors, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the auditors' accountability to the Board and the Audit Committee. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by SAS 61.

        In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters and disclosures received in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, including without limitation Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence. The Audit Committee also discussed with the Company's independent auditors the overall scope and plans for their audits.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the U.S. Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003.

AUDIT COMMITTEE

James I. Healy
Thomas R. Hodgson
William R. Ringo, Jr.

PROPOSAL 2
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 shares to 51,000,000 shares. As amended, Article IV, Paragraph A of the Company's Amended and Restated Certificate of Incorporation would read in its entirety as follows:

"A.  CLASSES OF STOCK.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-six million (56,000,000) shares. Fifty-one million (51,000,000) shares shall be common stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001)."

        The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        As of December 31, 2002, the Company had 31,695,672 shares of common stock outstanding. The Company also had granted a total of 4,490,704 shares for issuance upon the exercise of options under the Company's stock option plans, and a total of 2,528,733 shares remained available for issuance under the Company's stock option plans (see "Equity Compensation Plan Information" under Proposal 3 for more detailed information). The Company also had a total of 695,968 shares reserved for issuance under our employee stock purchase plan, for a total of 7,715,405 shares of common stock reserved for issuance under the Company's stock option and stock purchase plans. In addition, the Company had reserved 3,893,234 shares of common stock for issuance upon conversion of its convertible subordinated notes, for a total of 43,304,111 shares outstanding and reserved for issuance. Accordingly, 1,695,889 shares of common stock remained uncommitted as of December 31, 2002.

        As of March 7, 2003, the Company had 31,706,855 shares of common stock outstanding. The Company also had granted a total of 5,647,246 shares for issuance upon the exercise of options under the Company's stock option plans, and a total of 1,354,591 shares remained available for issuance under the Company's stock option plans (see "Equity Compensation Plan Information" under Proposal 3 for more detailed information). The Company also had a total of 1,095,968 shares reserved for issuance under our employee stock purchase plan, for a total of 8,097,805 shares of common stock reserved for issuance under the Company's stock option and stock purchase plans. In addition, the Company had reserved 3,893,234 shares of common stock for issuance upon conversion of its convertible subordinated notes, for a total of 43,696,057 shares outstanding and reserved for issuance. Accordingly, 1,303,943 shares of common stock remained uncommitted as of March 7, 2003.

        The Board has plans to issue the additional shares of common stock primarily to provide equity incentives to employees, consultants, officers and directors. The additional shares may also be used, without further stockholder approval, for various purposes, including, without limitation, issuing stock dividends to existing stockholders, raising capital, establishing certain strategic relationships with other companies and expanding the Company's business or product lines through acquisitions of other businesses or products. Except with respect to our 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan and Sales Representative Bonus Plan, we have no understandings, agreements or arrangements, oral or written, as to the disposition of these additional shares.

        The additional shares of common stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control of management. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

        The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE INTERMUNE, INC.
2000 EQUITY INCENTIVE PLAN, AS AMENDED

        In January 2000, the Board adopted, and the stockholders subsequently approved, the Company's 2000 Equity Incentive Plan (the "Incentive Plan"). In June 2002, the stockholders approved an amendment of the Incentive Plan to increase the aggregate number of shares reserved for issuance under the Incentive Plan by 2,500,000 shares. As a result of this amendment, as of December 31, 2002, there were an aggregate of 6,278,226 shares reserved for issuance under the Incentive Plan.

        In March 2003, the Board amended the Incentive Plan, subject to stockholder approval, to add 1,300,000 shares of common stock to the share reserve thereby increasing the aggregate number of shares authorized for issuance under the Incentive Plan from 6,278,226 shares to 7,578,226 shares. This amendment is intended to afford the Company greater flexibility in granting stock options to employees and to ensure that the Company can continue to grant such stock options at levels determined appropriate by the Board. Stockholders are requested in this Proposal 3 to approve this amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this amendment to the Incentive Plan.

        As of December 31, 2002, the Company had reserved 4,043,042 shares of common stock options (net of canceled or expired options) that had been granted under the Incentive Plan (i.e., granted but not exercised), and only 2,158,733 shares of the Company's common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options) remained available for future grant under the Incentive Plan. As of March 7, 2003, the Company had reserved 4,947,184 shares of common stock options (net of canceled or expired options) that had been granted under the Incentive Plan (i.e., granted but not exercised), and 1,254,591 shares of the Company's common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options) remained available for future grant under the Incentive Plan.

        During the last fiscal year, under the Incentive Plan, the Company granted to all current executive officers as a group, options to purchase 635,000 shares at exercise prices ranging from $24.50 to $43.66 per share, and to all employees (excluding executive officers) as a group, options to purchase 1,721,300 shares at exercise prices ranging from $20.14 to $43.66 per share. During the last fiscal year, no options were granted under the Incentive Plan to any directors, except for Dr. Harkonen who is also an executive officer. (For information regarding stock option grants to non-employee directors under the Company's 2000 Non-Employee Directors' Stock Option Plan, see "Executive Compensation—Compensation of Directors." For information regarding stock option grants to certain executive officers of the Company, see "Executive Compensation—Stock Option Grants and Exercises.")

        In addition to the Incentive Plan, until March 24, 2000, Company employees had been granted stock options for the purchase of common stock under the Company's 1999 Equity Incentive Plan, which was superseded by the Incentive Plan. (Please see "Executive Compensation—Stock Option Grants and Exercises" for summary information concerning the 1999 Equity Incentive Plan.)

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The essential features of the Incentive Plan are outlined below:

General

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the IRC. (See "Federal Income Tax Information" for a discussion of the tax treatment of awards.) To date, the Company has granted only stock options and under the Incentive Plan.

Purpose

        The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 260 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has the power to delegate administration of the Incentive Plan to a committee, composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the IRC or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the IRC require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m).

Stock Subject to the Incentive Plan

        Pursuant to the March 2003 amendment and subject to stockholder approval of this Proposal, an aggregate of 7,578,226 shares of common stock have been reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan. The aggregate number of shares of common stock issuable under the Incentive Plan pursuant to the exercise of all incentive stock options may not exceed 10,000,000 shares.

Eligibility

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of common stock during any calendar year ("Section 162(m) Limitation").

Terms of Options

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 50% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the IRC. (See "Federal Income Tax Information.") As of the Record Date, the closing price of the Company's common stock as reported on the Nasdaq National Market was $18.70 per share.

        The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest as follows: one quarter of the grant vests after the first year, and the remainder vests monthly for three years during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the Incentive Plan is ten (10) years, except that in certain cases (see "Eligibility") the maximum term is five (5) years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the IRC), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

        Transferability.    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

        Payment.    The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 50% of the fair market value of the Company's common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either (i) in cash at the time of purchase or at the discretion of the Board, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

        Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

        In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company (including without limitation, dissolution or liquidation of the Company), (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, "corporate transaction"), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to the effective date of the corporate transaction. With respect to any other stock awards outstanding under the Incentive Plan, such stock awards will terminate if not exercised (if applicable) prior to such event.

Duration, Amendment and Termination

        The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on January 30, 2010.

        The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the IRC or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the IRC regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the IRC.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the IRC denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Equity Compensation Plan Information

        The following table provides certain information as of the indicated date regarding our equity compensation plans, all of which have been approved by our stockholders.(1)

Plan description	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
	Dec 31, 2002	Mar 7, 2003	Dec 31, 2002	March 7, 2003	Dec 31, 2002	March 7, 2003
1999 Equity Incentive Plan(2)	277,662	260,062	$4.12	$4.11	0	0
2000 Equity Incentive Plan(3)	4,043,042	4,947,184	$34.42	$31.16	2,158,733	1,254,591
2000 Non-Employee Directors' Stock Option Plan	170,000	440,000	$32.15	$24.87	370,000	100,000
2000 Employee Stock Purchase Plan	0	0	N/A	N/A	695,968	1,095,968

Total	4,490,704	5,647,246	$32.50	$29.42	3,224,701	2,450,559

(1)
In June 2002, the Board approved an amendment to the Directors' Plan to increase the annual stock option grant to 15,000 shares following the first three years of service. However, this amendment will be superseded by the amendments to the Directors' Plan set forth in Proposal 4 below.

(2)
The 1999 Equity Incentive Plan was superseded by the 2000 Equity Incentive Plan.

(3)
Does not include 1,300,000 shares to be added to the Incentive Plan pursuant to the March 2003 amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4
APPROVAL OF AMENDMENTS TO THE INTERMUNE, INC.
2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        The Board adopted the InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") in January 2000, and our stockholders approved the Directors' Plan in February 2000. The Directors' Plan currently provides that each non-employee director receives an initial option grant to purchase 30,000 shares of our common stock, which vests ratably over three years. Until June 2002, the Directors' Plan also provided that each non-employee director would receive an automatic option grant to purchase 10,000 shares of our common stock each year, which vested monthly. In June 2002, the Board approved an amendment to the Directors' Plan to increase the annual stock option grant to 15,000 shares following the first three years of service.

        In March 2003, the Board approved Corporate Governance Guidelines that require the Chairman of the Board be an independent director. At the same time, the Board adopted, subject to stockholder approval, the following amendments to the Directors' Plan that will become effective as of January 1, 2003:

  •
  to provide each non-employee director with an additional automatic 30,000 share option grant, which is granted after every three years of continuous service;

  •
  to increase to 25,000 shares the annual option grant for each non-employee director, irrespective of length of service;

  •
  to provide to the Chairman of the Board, in addition to the option grants received as a non-employee director, an additional initial option grant to purchase 30,000 shares of the Company's common stock, which, for so long as such person remains Chairman, will vest ratably over three years and will automatically renew for successive three-year periods;

  •
  to provide the Chairman of the Board an additional option grant to purchase 25,000 shares of our common stock, which for so long as such person remains Chairman, will vest monthly and renew annually; and

  •
  to increase the automatic annual increase in the share reserve to 300,000 shares, to become effective January 1, 2004.

        The Board believes that these increases are in the best interests of the Company because they will reward and help retain those directors that have the most experience with and have invested a significant amount of time with the Company, and allow the Company to compete for qualified directors more effectively in hiring new directors. In addition, the Board believes that these increases are commensurate with the additional responsibilities and time commitments required by the Sarbanes-Oxley Act of 2002 and new requirements effected by the SEC.

        The significant terms of the Director's Plan, if these amendments are approved, are summarized below. The terms of the Directors' Plan not summarized below will remain the same.

        Stockholders are requested in this Proposal 4 to approve the amendments to the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Directors' Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

        The essential features of the Directors' Plan are outlined below:

General

        The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the IRC.

Purpose

        The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Six of the current directors of the Company participate in the Directors' Plan.

Administration.

        The Board administers the Directors' Plan. The Board has the authority to construe, interpret and amend the Directors' Plan.

Share Reserve

        A total of 180,000 shares of common stock were initially reserved under the Directors' Plan. On January 1 of each year, the share reserve automatically increased by 180,000 shares of common stock. Effective January 1, 2004, and on each January 1 thereafter, the share reserve will automatically increase by 300,000 shares of common stock. However, the Board may reduce the annual increase for any year. If an optionholder does not purchase the shares subject to his or her option before the option expires or otherwise terminates, the shares that are not purchased will again become available for issuance under the Directors' Plan. As of March 7, 2003, the Company had reserved an aggregate of 720,000 shares of common stock for issuance under the Directors' Plan, 100,000 shares of which remained available for future grant under the Directors' Plan.

Eligibility

        The Directors' Plan provides that options may only be granted to directors who are not employees of the Company or its affiliates.

Terms of Options

        Automatic Grants.    Options for common stock are automatically granted under the Directors' Plan to our non-employee directors as follows:

  •
  Each non-employee director is automatically granted on the date of initial election an initial option for 30,000 shares and an option for 25,000 shares (an "Initial Grant");

  •
  Each person who continues to serve as a non-employee director shall automatically be granted (i) an option for 25,000 shares on each anniversary of his or her Initial Grant, and (ii) an option for 30,000 shares every three years from the date of his or her Initial Grant;

  •
  The independent Chairman of the Board is automatically granted on the date of initial election as Chairman, in addition to the option grants received as a non-employee director, an initial option for 30,000 shares and an option for 25,000 shares upon becoming Chairman (the "Initial Chairman Grant"); and

  •
  In addition to the option grants received as a non-employee director, the independent Chairman of the Board shall automatically be granted (i) an option for 25,000 shares on each anniversary of his or her Initial Chairman Grant, provided such person is still the Chairman at such time, and (ii) an option for 30,000 shares every three years from the date of his or her Initial Chairman Grant, provided such person is still the Chairman at such time.

        Vesting.    For grants to a non-employee director in his or her capacity as a director, as long as the non-employee director continues to serve with the Company or any of its affiliates (whether in the capacity of a director, consultant or employee): (i) each option granted for 30,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/36th of the total number of shares subject to the option, and (ii) each annual grant for 25,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/12th of the total number of shares subject to the option. For 2003, vesting of these grants commenced effective January 1, 2003, except for Mr. Hodgson whose vesting commenced effective January 28, 2003.

        For grants to the independent Chairman of the Board in his or her capacity as Chairman, as long as such person continues to serve with the Company as Chairman: (i) each option granted for 30,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/36th of the total number of shares subject to the option and (ii) each annual grant for 25,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/12th of the total number of shares subject to the option.

        Exercise Price.    Options have an exercise price equal to 100% of the fair market value of the Company's common stock on the grant date.

        Term.    The maximum option term is ten years. However, options generally will terminate three months after the optionholder's service with the Company terminates. If termination is due to the optionholder's disability, however, the post-termination exercise period is extended to 12 months. If termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the post-termination exercise period is extended to 18 months following death.

        Transfer.    The optionholder may transfer the option by gift to immediate family or to certain trusts used for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder's death. Otherwise, the option exercise rights will pass by the optionholder's will or by the laws of descent and distribution.

        Other Provisions.    The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

Adjustment Provisions

        Transactions not involving the receipt of consideration, including a merger, consolidation, reorganization, stock dividend and stock split, may change the class and number of shares subject to the Directors' Plan and to outstanding options. In that event, the Board will appropriately adjust the Directors' Plan as to the class and the maximum number of shares subject to the Directors' Plan, the automatic annual increase and the automatic option grants. The Board will also adjust outstanding options as to the class, number of shares and price per share subject to the options.

        In the event of a change in control, the surviving entity may either assume or replace outstanding options under the Directors' Plan. If this does not occur, then options granted under the Directors' Plan to persons providing services to the Company (whether as a director, employee or consultant) will become fully vested and exercisable and any unexercised options will terminate immediately prior to the change of control event. Even if assumption or replacement does occur, the options held by non-employee directors will become fully vested and exercisable as of the change of control event. A change in control includes the following:

  •
  a sale or other disposition of all or substantially all of the Company's securities or assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation; or

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

Options Issued

        The Directors' Plan became effective in March 2000. As of March 7, 2003, options (net of canceled or expired options) covering an aggregate of 440,000 shares of common stock had been granted under the Directors' Plan.

Termination and Amendment

        The Directors' Plan has no stated termination date. However, the Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time.

        The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary to satisfy Rule 16b-3 of the Exchange Act or the requirements of any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

Federal Income Tax Information

        Options granted under the Directors' Plan generally have the federal income tax consequences of nonstatutory stock options described under "Federal Income Tax Information" in Proposal 3 above.

New Plan Benefits

        The following table presents certain information with respect to annual option grants granted under the Directors' Plan to all non-employee directors as a group if Proposal 4 is approved.

NEW PLAN BENEFITS
InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan

Name	Number of Shares Underlying Options Granted for 2003
William A. Halter	32,849
James I. Healy	40,000
Wayne T. Hockmeyer	38,548
Thomas R. Hodgson	54,223
Jonathan S. Leff	39,808
William R. Ringo	31,986
All Non-Employee Directors as a Group (6 Persons)	237,425

Equity Compensation Plan Information

        For certain information relating to all of our equity compensation plans, see "Equity Compensation Plan Information" under Proposal 3 above.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the Audit Committee's selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since January 2000. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Auditor's Fees

        Audit Fees.    The aggregate fees billed by Ernst & Young for the audit of the Company's financial statements, review of the Company's interim financial statements, review of SEC registration statements, issuance of comfort letters and consents for the year ended December 31, 2002 were $363,482, and for the year ended December 31, 2001 were $403,815.

        Audit-Related Fees.    The aggregate fees billed by Ernst & Young for audit-related services (which included consultations on various transactions) for the year ended December 31, 2002 were $9,327, and for the year ended December 31, 2001 were $25,186, as follows:

	2002	2001
Accounting Research	$6,827	25,186
Annual Subscription to On-Line Updates	2,500	—

	$9,327	$25,186

        Tax Fees.    The aggregate fees billed by Ernst & Young in relation to the preparation and review of the Company's income tax returns and for general tax advice provided for the year ended December 31, 2002 were $140,782, and for the year ended December 31, 2001 were $66,927.

        All Other Fees.    Ernst & Young did not provide any other services to the Company during 2002.

        Pursuant to the Audit Committee's charter (amended as of December 19, 2002, and attached as Appendix A to this proxy statement), the Audit Committee reviews, and prior to initiation of services, approves all non-audit services provided to the Company by the independent auditors, and considers the possible effect of such services on the independence of such auditors. The Audit Committee by prior resolution may pre-approve non-audit services. The Audit Committee has determined that the non-audit services provided by Ernst & Young in 2002 were compatible with maintaining the auditors' independence. The Audit Committee has pre-authorized the Company to engage Ernst & Young to perform up to $25,000 in non-audit/tax services in 2003, and authorized the Chairman of the Audit Committee to pre-approve the engagement of Ernst & Young to perform additional non-audit/tax services of less than $10,000 for the Company. Ernst & Young may not perform any additional non-audit/tax services except as pre-authorized by the Audit Committee or its Chairman.

        Stockholder ratification of the Audit Committee's selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2003 (except as noted) by (i) each director and nominee for director; (ii) each of the executive officers, including those named in the Summary Compensation Table (i.e., the Named Executive Officers); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

		Beneficial Ownership (1)
Name and, in the Case of Greater than 5% Stockholders, Address of Beneficial Owner	Number of Shares	Shares Subject to Right of Repurchase as of January 31, 2003 (2)	Shares Issuable Under Options Exercisable Within 60 Days of January 31, 2003 (3)	Percent of Total Outstanding Shares Beneficially Owned
AXA Financial, Inc. (4) 1290 Avenue of the Americas New York, NY 10104	4,384,080	—	—	13.8%
Warburg, Pincus Equity Partners, L.P. (5) 466 Lexington Avenue New York, NY 10017	3,130,590	—	—	9.9%
Putnam, LLC (6) One Post Office Square Boston, MA 02109	2,503,896	—	—	7.9%
Pictet Funds—BIOTECH (7) 1, boulevard Royal Boîte postale 687 L-2016 Luxembourg	2,344,380	—	—	7.4%
Franklin Resources, Inc. (8) One Franklin Parkway San Mateo, CA 94403	2,235,487	—	—	7.1%
Adage Capital Partners, L.P. (9) 200 Clarendon Street, 52nd Floor Boston, MA 02116	1,722,500	—	—	5.4%
W. Scott Harkonen	612,972	57,500	117,499	2.3%
James E. Pennington	—	—	95,832	*
Stephen N. Rosenfield	24,076	9,260	71,055	*
David A. Cory (10)	—	—	40,832	*
John J. Wulf	—	—	108,749	*
Marianne S. Armstrong	—	—	—	*
Sharon Surrey-Barbari	—	—	—	*
Peter Van Vlasselaer	83,750	58,667	27,915	*
William A. Halter	—	—	15,000	*
James I. Healy	80,764	—	32,500	*
Wayne T. Hockmeyer	12,000	833	20,000	*
Thomas R. Hodgson	—	—	3,333	*
Jonathan S. Leff (11)	3,130,590	—	62,500	10.1%
William R. Ringo, Jr.	—	—	13,332	*
Nicholas J. Simon (12)	20,557	—	22,500	*
All executive officers and directors as a group (14 people) (13)	3,964,709	126,260	590,215	14.1%

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders, and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,695,672 shares outstanding on January 31, 2003, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o InterMune, Inc. at the address on the first page of this proxy statement.

(2)
The shares of common stock are subject to the Company's right of repurchase at the original option exercise price, in the event the holder ceases to provide service to the Company. The option exercise prices range from $0.01 to $4.50 per share.

(3)
Includes options that are not subject to early exercise (i.e., exercise before vesting of options) and also includes the following options that are subject to early exercise: Mr. Rosenfield—60,667 shares; and Mr. Cory—41,667shares. With respect to shares that have been acquired through early exercise, the Company has a right to repurchase any unvested shares upon the employee's termination of employment or board member's termination of service.

(4)
Based upon a Schedule 13G filed with the SEC on February 10, 2003 by AXA Financial, Inc. ("AXA Financial"), AXA (which owns AXA Financial), and AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (which as a group control AXA). As disclosed in the Schedule 13G, AXA Financial is filing in its capacity as a parent holding company with respect to the holdings of its subsidiaries, Alliance Capital Management L.P. ("Alliance") and The Equitable Life Assurance Society of the United States ("Equitable Life"), both of which are registered investment advisors. Alliance has sole voting power over 2,110,240 of such shares, has shared voting power over 2,127,460 of such shares, and has sole dispositive power over 4,286,900 of such shares. Equitable Life has sole voting and dispositive power over 97,180 of such shares.

(5)
Includes 2,958,407 shares held by Warburg, Pincus Equity Partners, L.P., 93,918 shares held by Warburg, Pincus Netherlands Equity Partners I, C.V., 62,612 shares held by Warburg, Pincus Netherlands Equity Partners II, C.V. and 15,653 shares held by Warburg, Pincus Netherlands Equity Partners III, C.V. Warburg Pincus Equity Partners, L.P. and its three Dutch affiliates are referred to as the "WPEP Group." Warburg, Pincus & Co. ("WP") is the sole general partner of each of the four partnerships in the WPEP Group. WP is managed by Warburg Pincus LLC.

(6)
Based upon a Schedule 13G/A filed by Putnam, LLC ("Putnam") with the SEC on February 14, 2003. Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC") are registered investment advisors that are wholly owned by Putnam. Putnam has shared dispositive power over such shares and has shared voting power over 332,926 of such shares. PIM has shared dispositive power over 2,051,786 of such shares and has shared voting power over 32,931 of such shares. PAC has shared dispositive power over 425,110 of such shares and has shared voting power over 299,995 of such shares.

(7)
Information is as provided by Pictet Gestion (Luxembourg) S.A. on behalf of Pictet Funds—BIOTECH.

(8)
Based upon a Schedule 13G/A filed by Franklin Resources, Inc. ("FRI") with the SEC on January 30, 2003. Such shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. are principal owners of FRI, and they, along with FRI and each of FRI's advisory subsidiaries, disclaim any economic interest or beneficial ownership in any of such shares.

(9)
Represents shares held by Adage Capital Partners, L.P. ("ACP"). Adage Capital Partners GP, L.L.C. ("ACPGP") is the general partner of ACP. Adage Capital Advisors, L.L.C. ("ACA") is the managing member of ACPGP. Phillip Gross and Robert Atchinson are the managing members of ACA. As such, each of Messrs. Gross and Atchinson, ACA and ACPGP have shared voting and investment power with respect to the shares held by ACP, and may be deemed to beneficially own these shares.

(10)
Mr. Cory left the Company in January 2003.

(11)
Includes 2,958,407 shares held by Warburg, Pincus Equity Partners, L.P., 93,918 shares held by Warburg, Pincus Netherlands Equity Partners I, C.V., 62,612 shares held by Warburg, Pincus Netherlands Equity Partners II, C.V. and 15,653 shares held by Warburg, Pincus Netherlands Equity Partners III, C.V. Warburg Pincus Equity Partners, L.P. and its three Dutch affiliates are referred to as the "WPEP Group." Warburg, Pincus & Co. ("WP") is the sole general partner of each of the four partnerships in the WPEP Group. WP is managed by Warburg Pincus LLC. Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the WPEP Group. All shares indicated as owned by Mr. Leff are included because of his affiliation with the Warburg Pincus entities. Mr. Leff disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.

(12)
Mr. Simon, a former director, resigned in February 2003.

(13)
Such shares do not include shares beneficially owned Mr. Cory since Mr. Cory left the Company in January 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation of Directors

        Directors who are neither employees of nor consultants to the Company (each, a "non-employee director") receive an annual retention fee of $30,000, paid on a quarterly basis. In addition, each committee member receives a fee of $1,000 per committee meeting attended and the chairman of each committee receives an additional $500 per committee meeting attended. During 2002, the Company paid an aggregate of $127,625 for such retention and attendance fees. In accordance with Company policy, directors are also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. During 2002, the Company paid an aggregate of $25,385 for such expenses.

        Each non-employee director also receives stock option grants under the Directors' Plan. During 2002, each of Messrs. Halter and Ringo received options to purchase 30,000 shares and 10,000 shares, and each of Drs. Healy, Hockmeyer and Engleman and Messrs. Leff, Shepard and Simon received options to purchase 10,000 shares under the Directors' Plan. Each of such options carry an exercise price equal to 100% of the fair market value of the Company's common stock on the grant date. As of March 31, 2003, no options had been exercised under the Directors' Plan. (For information relating to option grants under the Directors' Plan, please see "Proposal 4" above.)

Compensation of Executive Officers

Summary of Compensation

        The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated officers (the "Named Executive Officers") at December 31, 2002.

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation ($)(1)
	Year	Salary ($)	Bonus ($)
W. Scott Harkonen, M.D. Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	350,000 300,000 253,237	225,000 140,000 50,000	180,000 120,000 0	1,242 1,478 2,915
James E. Pennington, M.D. Executive Vice President of Medical and Scientific Affairs	2002 2001 2000	300,000 258,176 0	128,038 75,000 0	50,000 150,000 0	2,029 341 0
Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary	2002 2001 2000	235,000 220,000 170,176	88,000 34,000 50,000	40,000 30,000 140,000	869 1,065 787
David A. Cory, R.Ph. (2) Senior Vice President of Sales and Marketing	2002 2001 2000	225,000 180,000 145,937	90,000 40,000 80,000	50,000 30,000 100,000	318 331 266
John J. Wulf Senior Vice President of Corporate Development	2002 2001 2000	235,000 220,000 118,596	88,000 26,000 40,000	40,000 30,000 120,000	869 697 361

(1)
Represents term-life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(2)
Mr. Cory left the Company in January 2003.

Stock Option Grants and Exercises

        The Company has granted stock options to executive officers, employees and consultants under the Company's 1999 Equity Incentive Plan (the "1999 Plan") and the Incentive Plan. As of March 7, 2003, options to purchase 260,062 shares of common stock were outstanding under the 1999 Plan, and no shares of common stock remained available for future grants, as the 1999 Plan was superseded by the Incentive Plan. As of March 7, 2003, options to purchase 4,697,184 shares of common stock were outstanding under the Incentive Plan, and 1,504,591 shares remained available for future grants.

        The following tables show, for the fiscal year ended December 31, 2002, certain information regarding all options granted to, exercised by, and held at year end by, the Named Executive Officers.

Option Grants in Last Fiscal Year

        The following table sets forth summary information regarding the option grants made to each of our Named Executive Officers during 2002.

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#)(1)
Name			Exercise Price($)	Expiration Date
					5%($)	10%($)
Dr. Harkonen	180,000	7.4%	43.66	2/12/2012	4,942,357	12,524,903
Dr. Pennington	50,000	2.1%	43.66	2/12/2012	1,372,877	3,479,140
Mr. Rosenfield	40,000	1.7%	43.66	2/12/2012	1,098,302	2,783,312
Mr. Cory (4)	50,000	2.1%	43.66	2/12/2012	1,372,877	3,479,140
Mr. Wulf	40,000	1.7%	43.66	2/12/2012	1,098,302	2,783,312

(1)
Reflects options granted in 2002 to the Named Executive Officers under the Incentive Plan. Options generally vest over a four year period, 25% after one year and 2.083% per month thereafter. The options expire 10 years from the date of grant, or earlier upon termination of employment. The exercise price per share was equal to the fair market value of the Company's common stock on the date of grant. The Incentive Plan also contains provisions for the Board, among other things, to accelerate vesting of options in the event of a change in control of the Company and to reprice options.

(2)
Based on options to purchase 2,421,300 shares of common stock granted to employees, including executive officers, in the fiscal year ended December 31, 2002.

(3)
The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.

(4)
Mr. Cory left the Company in January 2003.

Aggregated Option Exercises
in Last Fiscal Year, and Fiscal Year-End Option Values

        The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 2002 and unexercised options held as of the end of fiscal year 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable(2)	Value of Unexercised In- the-Money Options at FY-End ($) Exercisable/ Unexercisable(2),(3)
Dr. Harkonen	0	0	57,500/242,500	29,325/31,875
Dr. Pennington	0	0	71,875/128,125	0/0
Mr. Rosenfield	11,112	210,315	59,180/55,625	1,115,247/7,969
Mr. Cory (4)	23,000	416,369	69,3185/65,625	1,162,881/7,969
Mr. Wulf	0	0	89,375/100,625	7,331/7,969

(1)
Fair market value of the common stock on the date of exercise less the exercise price and multiplied by the number of shares exercised.

(2)
Reflects vested and unvested shares at December 31, 2002. All options, except for Mr. Wulf's, are subject to early exercise (i.e., exercise before vesting), provided that the Company has a right to repurchase unvested shares upon the employee's termination of employment.

(3)
Fair market value of the common stock on December 31, 2002 ($25.51, based on the closing price as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares exercisable.

(4)
Mr. Cory left the Company in January 2003.

Termination and Change of Control Agreements

        The Company has an agreement with Dr. Harkonen that if the Company terminates his employment without cause or in the event of a change in control of the Company, he will be entitled to receive a continuation of his salary for six months following his termination date. During the first 45 days following his termination, at the Company's request, Dr. Harkonen will continue to serve in his capacity as president and/or chief executive officer for up to two days per week.

        The Company has offer letter agreements with each of Dr. Pennington, Mr. Rosenfield, Ms. Surrey-Barbari and Mr. Wulf that if their employment terminates other than for cause, they will be entitled to receive a continuation of salary, benefits and all vesting of Company stock for six months following their termination date. In addition, Mr. Rosenfield's agreement provides that he will receive a six-month continuation of salary and benefits if there is significant change in his responsibilities following a change in control of the Company.

        The Company has entered into change of control agreements with each of Dr. Harkonen, Dr. Pennington, Mr. Rosenfield, Ms. Surrey-Barbari, Dr. Van Vlasselaer and Mr. Wulf that provide for accelerated vesting of each such officer's unvested stock upon a change of control and either a termination of the officer's employment by the acquirer or a material change in the officer's compensation, duties, responsibilities, or working conditions. The accelerated vesting of the unvested stock for Dr. Harkonen, Dr. Pennington, Mr. Rosenfield, Ms. Surrey-Barbari and Mr. Wulf will be 100% of their unvested shares; and for Dr. Van Vlasselaer, the accelerated vesting will be 50% of his unvested shares.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee (the "Committee") currently consists of Mr. Halter, Dr. Hockmeyer and Mr. Leff, each of whom is an independent director, as independence is defined in Rule 4200(a)(14) of the NASD listing standards. From January 2002 to February 2002, the Compensation Committee was composed of Dr. Harkonen and Messrs. Leff and Simon. From February 2002 to June 2002, the Compensation Committee was composed of Messrs. Hockmeyer, Leff and Shepard. From July 2002 until September 2002, the Compensation Committee was composed of Messrs. Hockmeyer and Leff. The Committee is responsible for setting the Company's policies regarding compensation for all employees and executive officers and for administering the Company's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. In particular, the Committee evaluates the performance of the Company's management and determines the compensation of the Company's executive officers.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Compensation Philosophy

        The Company's executive compensation philosophy, including as applied to its Chief Executive Officer, is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

  •
  competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight to Northern California companies of comparable size;

  •
  annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

  •
  equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits achieved for the Company's stockholders.

        Total compensation for the Company's executive officers includes a base salary component and may include two other components: annual incentives and long-term incentives. Annual incentive compensation may consist of cash incentive bonuses or equity components, each based on satisfying corporate goals established for the year by the Board of Directors as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive long-term incentive compensation in the form of grants of options to purchase shares of the Company's common stock, with exercise prices set at fair market value on the date of grant.

        In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. In addition to traditional measures of performance, in determining the compensation of the Company's executives, the Committee looks to other indicia of performance, such as the progress of the Company's research and development programs, regulatory developments and corporate development activities, as well as the Company's success in securing capital sufficient to assist the Company in completing product development and increasing product revenues.

        As a result, in many instances these qualitative factors necessarily involve a subjective assessment by the Committee of corporate performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates both corporate and individual performance against that mix. In addition, total compensation paid by the Company to its executive officers is designed to be and is in the middle of the range of compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee reviews both independent survey data as well as data gathered internally.

        The Company has used the grant of stock options under its stock option and incentive plans to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

Compliance With Internal Revenue Code Section 162(m)

        The Committee has not adopted a policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1.0 million on the compensation of certain executive officers. However, pursuant to Section 162(m), compensation from options granted under the 2000 Equity Incentive Plan with exercise prices of no less than 100% of fair market value on the date of grant and in a grant amount not exceeding one million shares of common stock for the executive officer during any calendar year may be excluded from the Section 162(m) Limitation. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Qualified performance-based compensation, including stock options granted under the 2000 Equity Incentive Plan in accordance with the restrictions described above, will not be subject to the deduction limitation if certain requirements are met. The Company generally intends to grant stock options to its executive officers in a manner that satisfies the requirements for qualified performance-based compensation to avoid any disallowance of deductions under Section 162(m).

Executive Officers' 2002 Compensation

        In January and February 2002, the Committee met to consider the cash and stock option bonus compensation of the Company's executive officers for fiscal year 2001 and their salaries for fiscal year 2002. The Committee considered a variety of factors, including both individual and corporate factors, in evaluating the performance of the Company's executive officers. The Committee reviewed publicly available information, gathered informally, pertaining to compensation of executive officers in the biopharmaceutical industry. The Committee also determined that almost all of the Company's 2001 corporate objectives had been fully satisfied. The Committee recommended to the Board that the executive officers (other than Dr. Harkonen) of the Company receive cash bonuses of 30% to 50% of such officer's eligible 2001 compensation and that each receive an option to purchase their respective portion of an aggregate of 285,000 shares of the Company's common stock. In February 2002, the independent directors of the Board approved the Committee's recommendations stated above. All of the aforementioned stock option grants have an exercise price of $43.66, the fair market value on the date the day before the date of the grant, and began vesting for four years commencing on January 1, 2002, with a one-year cliff.

Dr. Harkonen's 2002 Compensation

        Dr. Harkonen is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Committee believes that Dr. Harkonen's annual compensation, including the portion of his compensation based upon the Company's merit-based stock option program, has been set at a level competitive with other companies in the industry.

        In determining Dr. Harkonen's 2002 compensation, including whether to grant stock options to Dr. Harkonen, the Board and the Committee considered Dr. Harkonen's overall compensation package as compared with other chief executives in the Company's industry and past option grants, as well as the effectiveness of Dr. Harkonen's leadership of the Company and the resulting success of the Company in attainment of its goals. In addition to reviewing the publicly available information discussed above, the Committee also consulted with a professional compensation consultant.

        The independent directors of the Board increased Dr. Harkonen's salary for 2002 to $350,000 from $300,000 in 2001 and granted Dr. Harkonen a bonus of $225,000 and stock options to purchase 180,000 shares of the Company's common stock at an exercise price of $43.66 per share (the fair market value of a share of the Company's common stock on the day before the date of grant).

COMPENSATION COMMITTEE
William A. Halter
Wayne T. Hockmeyer, Ph.D.
Jonathan S. Leff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Harkonen, the Company's President and Chief Executive Officer, served as a member of the Company's Compensation Committee from January 2002 to February 2002. In December 2001, the Company entered into an agreement with Mondobiotech S.A., a privately held Swiss company, under which the Company acquired a license under certain patents of Mondobiotech covering the use of interferon gamma for the treatment of interstitial pulmonary fibrosis and asthma. In June 2002, Dr. Harkonen was elected to Mondobiotech's board of directors, on which he serves as chairman (referred to in Switzerland as "President"). (For more information, see "Certain Relationships and Related-Party Transactions—Other Agreements.") Dr. Harkonen also has entered into termination and change of control agreements with the Company. (For more information, see "Executive Compensation—Termination and Change of Control Agreements.")

        Mr. Simon, a member of the Company's Board of Directors until his resignation in February 2003, served as a member of the Company's Compensation Committee from January 2002 to February 2002. As described below, the Company has entered into a consulting agreement with the SGO Group LLP pursuant to which the SGO Group will receive certain success-based milestone payments. Mr. Simon is a member of the SGO Group and as such, will receive compensation in connection with this transaction. (For more information, see "Certain Relationships and Related-Party Transactions—Other Agreements.")

        Dr. Harkonen and Mr. Simon are also parties to indemnity agreements with the Company. The indemnity agreements between the Company and its executive officers and directors are more thoroughly described under "Certain Relationships and Related-Party Transactions—Indemnification Agreements" below.

        None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The rules of the SEC require that the Company include in its Proxy Statement a line-graph presentation comparing cumulative stockholder returns on the Company's common stock with the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on the Nasdaq) and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Biotechnology Index (consisting of a group of approximately 75 companies in the biotechnology sector, including the Company) for purposes of the performance comparison that appears below.

(1)
THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

(2)
THE TOTAL RETURN ON INVESTMENT (CHANGE IN STOCK PRICE PLUS REINVESTED DIVIDENDS) FOR THE COMPANY, THE AMEX BIOTECH INDEX AND THE NASDAQ TOTAL MARKET INDEX, ARE BASED ON MARCH 24, 2000 = 100. THE AMEX BIOTECH AND NASDAQ TOTAL MARKET INDICES ARE CALCULATED USING AN EQUAL-DOLLAR WEIGHTING METHODOLOGY.

        The graph shows the cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each period for which returns are indicated. No dividends have been declared on the Company's common stock. The graph commences as of March 24, 2000, the date the common stock of the Company first started trading on the Nasdaq National Market.

        The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company does not make or endorse any predictions as to future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Stock Options.    Stock option grants to the Company's Named Executive Officers and directors are described in this Proxy Statement under the section "Executive Compensation."

        Executive Loan and Bonus Plan:    In April 2002, the Company entered into an employment offer letter with Marianne Armstrong, Ph.D., the Company's Senior Executive Vice President of Global Regulatory Operations and Corporate Compliance. Pursuant a bonus plan agreement, Dr. Armstrong will receive for each of her first five full calendar years of employment minimum annual post-tax bonuses equal to $81,120, $83,040, $79,680, $76,560 and $74,400 respectively. Also pursuant to this letter, Dr. Armstrong received a $345,000 loan from the Company. This loan was entered into May 1, 2002 for the purpose of providing housing assistance to Dr. Armstrong and her husband. This loan is evidenced by a full recourse promissory note secured by a second position Deed of Trust on Dr. Armstrong's main residence and carries a term of five years. The annual interest rate on such loan is 4.65%. As of March 31, 2002, the aggregate outstanding principal and accrued interest under the loan was $359,680. Since the beginning of the fiscal year ended December 31, 2002, the largest aggregate indebtedness of Dr. Armstrong under this loan was $359,680, including principal and accrued interest.

        The Company has also entered into termination and change of control agreements with certain of its executive officers. (See "Executive Compensation—Termination and Change of Control Agreements.")

        Indemnification Agreements:    The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

        Other Agreements:    The Company has entered into a consulting agreement with the SGO Group LLP in connection with the Company's acquisition of oritavancin from Eli Lilly and Company, by which the SGO Group will receive certain success-based milestone payments. Mr. Simon, a former director, is a member of the SGO Group, and as such will receive compensation in connection with this transaction. In 2001, the Company paid the SGO Group $1.0 million, of which Mr. Simon received $400,000. No payments were due to the SGO Group under this agreement in 2002.

        In December 2001, the Company entered into an agreement with Mondobiotech S.A., a privately held Swiss company, under which the Company acquired a license under certain patents of Mondobiotech covering the use of interferon gamma for the treatment of interstitial pulmonary fibrosis and asthma. The parties also entered into a strategic alliance agreement, pursuant to which the Company acquired 450,000 shares of Mondobiotech stock, with an option to acquire an additional 1,125,000 shares. In June 2002, Dr. Harkonen was elected to Mondobiotech's board of directors, on which he serves as chairman (referred to in Switzerland as "President"). Dr. Harkonen receives no remuneration for his services, other than reimbursement of his expenses to attend meetings and has no ownership interest in Mondobiotech. The Company also entered into a clinical trial agreement with Mondobiotech for the treatment of bronchial asthma using interferon gamma; in 2002, the Company paid Mondobiotech $533,000 under this agreement.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are InterMune stockholders will be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, InterMune, Inc., 3280 Bayshore Boulevard, Brisbane, California 94005 or (3) contact our Controller, Bradley R. Scates, at (415) 466-2236. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Stephen N. Rosenfield Secretary

April 8, 2003

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, INTERMUNE, INC., 3280 BAYSHORE BOULEVARD, BRISBANE, CA 94005. A COPY OF THE REPORT CAN ALSO BE VIEWED BY VISITING THE COMPANY'S WEB SITE, HTTP://WWW.INTERMUNE.COM.

APPENDIX A

AUDIT COMMITTEE CHARTER

InterMune, Inc.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(amended as of December 19, 2002)

Purpose and Scope of Responsibilities:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of InterMune,  Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company; to provide the Board with the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate and engage independent auditors; and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

Composition:

        The Committee shall be comprised of a minimum of three (3) members of the Board, all of whom shall be independent directors, in accordance with any applicable Nasdaq and SEC rules, regulations, standards or eligibility criteria, including without limitation those concerning independence and financial literacy. At least one member must have financial management or accounting expertise in accordance with any applicable Nasdaq and SEC rules, regulations or standards. The members of the Committee and its Chairperson, if any, will be appointed by and serve at the discretion of the Board.

Functions and Authority:

        The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

        1.    To recommend annually to the Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

        2.    To review, approve and manage the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate, including the auditors' accountability to the Board and the Committee.

        3.    To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

        4.    To review with management and the independent auditors, upon completion of their audit, financial results for each quarter and year, as reported in the Company's financial statements and/or other disclosures.

        5.    To assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner, and to ensure that they understand their independence from management and that they are accountable to the Committee and the Board as representatives of the Company's stockholders.

        6.    To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

        7.    To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any:

  •
  changes in accounting policy that have occurred during the interim period;

  •
  significant estimates which resulted in an impact on earnings;

  •
  earnings trends that differ from industry trends and peers but are close to management's or analyst's projections;

  •
  complex related-party transactions;

  •
  transactions that might have triggered violations of contractual commitments;

  •
  other indicators that raise questions about the "quality" of reported earnings;

  •
  critical accounting policies and practices used and to be used;

  •
  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

  •
  other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

        8.    To review and prior to initiation of services approve all non-audit services provided to the Company by the independent auditors and consider the possible effect of such services on the independence of such auditors. The Committee by prior resolution may pre-approve non-audit services.

        9.    To ensure receipt of the written disclosures and any letters from the independent auditors required by Independence Standards Board No. 1 and discuss with the independent auditors: (a) their independence, (b) those matters required to be discussed by SAS 61 and (c) the taking of (or recommending that the Board take) appropriate action in response to the independent auditors' communications.

        10.  To consult with the independent auditors and discuss with Company's management the scope and quality of internal accounting and financial reporting controls in effect.

        11.  To investigate or supervise an investigation, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

        12.  To review the independence of the independent auditors through the receipt of a formal written statement delineating all relationships between the auditors and the Company and active dialogue with the auditors.

        13.  To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing (e.g., engaging outside counsel or additional independent auditors for investigative purposes).

Meetings:

        The Committee shall hold at least four (4) regular meetings per year (and additional meetings as the Chairperson or Committee deem appropriate) and shall hold at least two (2) private meetings per year with the independent auditors. The Company's Chief Executive Officer, Chief Financial Officer, Controller and General Counsel by invitation may attend any meeting of the Committee, except for the private meetings and any portions of meetings where his, her or their presence would be inappropriate, as determined by the Committee or Chairperson, if any.

Minutes and Reporting to the Board:

        Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson, or the Committee, shall report to the Board from time to time, or whenever so requested by the Board.

Report for Proxy Statement:

        The Committee shall submit to the Company's management an Audit Committee Report for inclusion in the Company's proxy statements. In the report, the Committee shall state whether:

  •
  The Committee has reviewed and discussed the audited financial statements with the Company's management;

  •
  The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61;

  •
  The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence; and

  •
  Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-K for filing with the SEC.

        The Committee's report shall also state:

  •
  The composition and qualifications of the Committee repeated as set forth in the charter; and

  •
  The number of actual Committee meetings held during the prior year and the number of private Committee sessions that were held without the Company's management present.

Whistle-blower Procedures:

        The Committee shall establish and monitor procedures for:

  •
  The receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters; and

  •
  The confidential, anonymous submission by employees of concerns regarding questionable accounting controls or auditing matters.

APPENDIX B

INTERMUNE, INC.
2000 EQUITY INCENTIVE PLAN, AS AMENDED

InterMune, Inc.

2000 Equity Incentive Plan
Adopted January 31, 2000
Approved By Stockholders: March 20, 2000
Termination Date: January 30, 2010
Amended on: April 4, 2002 and June 19, 2002
Approved by Stockholders: June 19, 2002
Amended on: March 5, 2003

(1)  Purposes.

        (a)  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b)  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (c)  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(2)  Definitions.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)  "Board" means the Board of Directors of the Company.

        (c)  "Code" means the Internal Revenue Code of 1986, as amended.

        (d)  "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)  "Common Stock" means the common stock of the Company.

        (f)    "Company" means InterMune, Inc., a Delaware corporation.

        (g)  "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)  "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to Stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "Director" means a member of the Board of Directors of the Company.

        (k)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)  "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s)  "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v)  "Outside Director" means a Director who either (i) is not a current Employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w)  "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x)  "Plan" means this InterMune, Inc. 2000 Equity Incentive Plan.

        (y)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z)  "Securities Act" means the Securities Act of 1933, as amended.

        (aa) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

        (bb) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(3)  Administration.

        (a)  Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the exercise price and acceptable types of consideration for payment of the exercise price for each Stock Award; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award

  Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii)  To amend the Plan or a Stock Award as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)  Delegation to Committee.

            (i)  General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)  Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)  Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(4)  Shares Subject to the Plan.

        (a)  Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven million, five hundred seventy-eight thousand, two hundred and twenty-six (7,578,226) shares (the "Share Reserve"), which is comprised of 1,300,000 shares that were authorized by the Board on March 5, 2003, subject to the stockholders' approval at the 2003 annual meeting of stockholders; 2,500,000 shares that were approved by the stockholders on June 19, 2002; and 3,778,226 shares that were in the Share Reserve prior to June 19, 2002.

        (b)  Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c)  Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (d)  Incentive Stock Option Shares. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the aggregate number of shares of Common Stock issued under the Plan pursuant to the exercise of all Incentive Stock Options granted under the Plan shall not exceed ten million (10,000,000) shares of Common Stock.

(5)  Eligibility.

        (a)  Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)  Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)  Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

        (d)  Consultants.

            (i)  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii)  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

(6)  Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)  Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)  Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)  Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e)  Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection

6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)  Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i)    Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k)  Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

        (m)  Re-Load Options.

            (i)  Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

          (ii)  Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

        (iii)  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

(7)  Provisions of Stock Awards other than Options.

        (a)  Stock Bonus Awards. The aggregate number of shares that may be awarded as a stock bonus shall be limited to no more than 10% of the Share Reserve set forth in Section 4(a). Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii)  Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (iii)  Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as

  Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b)  Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than fifty percent (50%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)  Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        (iii)  Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v)  Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(8)  Covenants of the Company.

        (a)  Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(9)  Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(10) Miscellaneous.

        (a)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)  Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)  No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes).

(11) Adjustments upon Changes in Stock.

        (a)  Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum aggregate number of securities that may be issued pursuant to the exercise of Incentive Stock Options under subsection 4(d), the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c)  Change in Control. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the Stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(12) Amendment of the Plan and Stock Awards.

        (a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the Stockholders of the Company to the extent Stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for Stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)  No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)  Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(13) Termination or Suspension of the Plan.

        (a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the Board or the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

(14) Effective Date of Plan.

        The Plan became effective upon the effective date of the Company's first registered offering of its Common Stock to the public. The March 5, 2003 amendment to the Plan shall become effective as of January 1, 2003, provided that the stockholders approve such amendment at the 2003 annual meeting of stockholders. No Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) that has been granted under an amendment adopted by the Board, unless and until such amendment has been approved by the stockholders, which approval shall be within twelve (12) months after the date such amendment is adopted by the Board.

(15) Choice of Law.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

APPENDIX C

INTERMUNE, INC.
2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

INTERMUNE, INC.

2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED FEBRUARY 8, 2000
APPROVED BY STOCKHOLDERS MARCH 20, 2000
AMENDED ON JUNE 19, 2002
AMENDED ON MARCH 5, 2003

1.    Purposes.

        (a)  Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

        (b)  Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

        (c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    Definitions.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)  "Annual Grant" means a Director Annual Grant or a Chairman Annual Grant.

        (c)  "Board" means the Board of Directors of the Company.

        (d)  "Chairman" means the Chairman of the Board.

        (e)  "Chairman Annual Grant" shall have the meaning ascribed in Section 6(b).

        (f)    "Chairman Tri-Annual Grant" shall have the meaning ascribed in Section 6(a).

        (g)  "Code" means the Internal Revenue Code of 1986, as amended.

        (h)  "Common Stock" means the common stock of the Company.

        (i)    "Company" means InterMune, Inc.

        (j)    "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

        (k)  "Continuous Service" means (i) with respect to Options granted to an Optionholder in his or her capacity as Chairman, that the Optionholder's service as Chairman is not interrupted or terminated; and (ii) with respect to Options granted to an Optionholder in his or her capacity as a

Director, that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Solely with respect to subclause (ii) above, the Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service. For example, a change in status without interruption from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (l)    "Director" means a member of the Board of Directors of the Company.

        (m)  "Director Annual Grant" shall have the meaning ascribed in Section 6(a).

        (n)  "Director Tri-Annual Grant" shall have the meaning ascribed in Section 6(a).

        (o)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (p)  "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (q)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (s)  "Non-Employee Director" means a Director who is not an Employee.

        (t)  "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (u)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (v)  "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (w)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (x)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (y)  "Plan" means this InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan.

        (z)  "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (aa) "Securities Act" means the Securities Act of 1933, as amended.

        (bb) "Tri-Annual Grant" means a Director Tri-Annual Grant or a Chairman Tri-Annual Grant.

3.    Administration.

        (a)  Administration By Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

        (b)  Powers Of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine the provisions of each Option to the extent not specified in the Plan.

          (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii)  To amend the Plan or an Option as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        (c)  Effect Of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    Shares Subject to the Plan.

        (a)  Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate three hundred thousand (300,000) shares of Common Stock plus an annual increase to be added each January 1, commencing with January 1, 2004, equal to three hundred thousand (300,000) shares of Common Stock. Notwithstanding the foregoing, the Board may designate a smaller number of shares of Common Stock to be added to the share reserve as of a particular January 1.

        (b)  Reversion Of Shares To The Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (c)  Source Of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    Eligibility.

        The Options as set forth in Sections 6(a), 6(c)(i) and 6(c)(ii) automatically shall be granted under the Plan to all Non-Employee Directors. The Options as set forth in Sections 6(b), 6(c)(iii) and 6(c)(iv) automatically shall be granted under the Plan to each Chairman.

6.    Non-Discretionary Grants.

        (a)  Grants to Directors Without any further action of the Board, each person who is a Non-Employee Director, upon the date of such person's initial election or appointment to be a Non-Employee Director by the Board or the Company's stockholders, automatically shall be granted a grant to purchase thirty thousand (30,000) shares of Common Stock (a "Director Tri-Annual Grant") and a grant to purchase twenty-five thousand (25,000) shares of Common Stock (a "Director Annual Grant") on the terms and conditions set forth herein.

        (b)  Grants to Chairman. Without any further action of the Board, each person who is the Chairman, upon the date of such person's initial election or appointment to be the Chairman by the Board, automatically shall be granted a grant to purchase thirty thousand (30,000) shares of Common Stock (a "Chairman Tri-Annual Grant") and a grant to purchase twenty-five thousand (25,000) shares of Common Stock (a "Chairman Annual Grant") on the terms and conditions set forth herein.

        (c)  Annual and Tri-Annual Grants.

            (i)  Without any further action of the Board, a Non-Employee Director who continues to serve the Company as a Non-Employee Director on the date his or her Director Annual Grant fully vests automatically shall be granted another Director Annual Grant.

          (ii)  Without any further action of the Board, a Non-Employee Director who continues to serve the Company as a Non-Employee Director on the date his or her Director Tri-annual Grant fully vests automatically shall be granted another Director Tri-Annual Grant.

        (iii)  Without any further action of the Board, a Chairman who continues to serve the Company as Chairman on the date his or her Chairman Annual Grant fully vests automatically shall be granted another Chairman Annual Grant.

          (iv)  Without any further action of the Board, a Chairman who continues to serve the Company as Chairman on the date his or her Chairman Tri-Annual Grant fully vests automatically shall be granted another Chairman Tri-Annual Grant.

7.    Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)  Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)  Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)  Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of the following methods:

            (i)  By cash or check.

          (ii)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of Common Stock either that the Optionholder has held for the period required to avoid a charge to the

  Company's reported earnings (generally six months) or that the Optionholder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes shall include delivery to the Company of the Optionholder's attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionholder may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

        (iii)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        (d)  Transferability. An Option is transferable by will or by the laws of descent and distribution. An Option also is transferable (i) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (ii) by gift, in a form accepted by the Company, to a member of the "immediate family" of the Optionholder as that term is defined in the general instructions to Form S-8 (promulgated under the Securities Act). An Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder and a permitted transferee as provided herein. However, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)  Exercise Schedule. An Option shall be exercisable only for whole shares and then only as the shares of Common Stock subject to the Option vest.

        (f)    Vesting Schedule. Options shall vest as follows:

            (i)  A Tri-Annual Grant shall vest in consecutive monthly installments at a rate of one thirty-sixth (1/36th) of the total number of shares subject to such Option. The first such installment shall vest one month from the date of grant of such Option and shall continue until such Option has fully vested, provided however, that vesting shall cease on termination of the Optionholder's Continuous Service. For Tri-Annual Grants granted between January 1, 2003 and May 29, 2003, such vesting will be effective retroactively to the later of January 1, 2003 or the date of such Optionholder's date of election as a non-employee director or Chairman (as applicable).

          (ii)  An Annual Grant shall vest in consecutive monthly installments at a rate of one twelfth (1/12th) of the total number of shares subject to such Option. The first such installment shall vest one month from the date of grant of such Option and shall continue until such Option has fully vested, provided however, that vesting shall cease on termination of the Optionholder's Continuous Service. For Annual Grants granted between January 1, 2003 and May 29, 2003, such vesting will be effective retroactively to the later of January 1, 2003 or the date of such Optionholder's date of election as a non-employee director or Chairman (as applicable).

        (g)  Termination Of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than due to the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is three (3) months after the date of such termination, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (h)  Disability Of Optionholder. In the event an Optionholder's Continuous Service terminates due to the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months after the date of such termination, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (i)    Death Of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date that is eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (j)    Extension Of Termination Date. If exercise of the Option following the termination of the Optionholder's Continuous Service would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of: (i) the expiration of the term of the Option set forth in subsection 7(a), or (ii) the expiration of the applicable period of time after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

8.    Covenants of the Company.

        (a)  Availability Of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.    Use of Proceeds from Stock.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.  Miscellaneous.

        (a)  Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b)  No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or as Chairman or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (c)  Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (d)  Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.  Adjustments upon Changes in Stock.

        (a)  Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and in the classes and maximum number of securities added to the Plan each January 1 pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)  Dissolution Or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

        (c)  Change In Control. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Options outstanding under the Plan or may substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan, and the vesting of Options held by Non-Employee Directors shall accelerate in full on the date immediately preceding the date of such event. In the event no surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and the time during which such Options may be exercised) shall accelerate in full on the date immediately preceding the date of such event, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

12.  Amendment of the Plan and Options.

        (a)  Amendment Of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

        (c)  No Impairment Of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless

            (i)  the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (d)  Amendment Of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.  Termination or Suspension of the Plan.

        (a)  Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  No Impairment Of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.  Effective Date of Plan and amendments.

        The Plan became effective on March 29, 2000. The March 5, 2003 amendment to the Plan shall become effective as of Jan. 1, 2003, provided that the stockholders approve such amendment at the

2003 annual meeting of stockholders. No Option that has been granted under an amendment adopted by the Board shall be exercised unless and until such amendment has been approved by the stockholders, which approval shall be within twelve (12) months after the date such amendment is adopted by the Board.

15.  Choice of Law.

        All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.

PROXY

INTERMUNE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2003

        The undersigned hereby appoints W. Scott Harkonen M.D. and Stephen N. Rosenfield, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of INTERMUNE, INC. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 3280 Bayshore Boulevard, Brisbane, California on Thursday, May 29, 2003 at 9:15 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on other side)

        FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the three nominees for director listed below.

PROPOSAL 1:
To elect three directors to hold office until the 2006 Annual Meeting of Stockholders or until their successors are elected.

☐ FOR all nominees listed (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below:

Nominees:	William A. Halter Thomas R. Hodgson Jonathan S. Leff

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

#
#

The Board of Directors recommends a vote FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

PROPOSAL 2:
Amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 shares to 51,000,000 shares.	For ☐	Against ☐	Abstain ☐
PROPOSAL 3:
Amend the Company's 2000 Equity Incentive Plan by increasing by 1,300,000 shares the aggregate number of shares of common stock authorized for issuance under the 2000 Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐
PROPOSAL 4:
To approve amendments to the Company's 2000 Non-Employee Directors' Stock Option Plan to (i) provide each non-employee director with an automatic 30,000 share option grant after every three years of continuous service, (ii) increase to 25,000 shares the annual option grant for each non-employee director, (iii) provide the Chairman of the Board with a 30,000 share option grant upon election and after every three years of continuous service, (iv) provide the Chairman of the Board with a 25,000 share option grant upon election and after every year of continuous service; and (v) increase the automatic annual increase to the share reserve to 300,000 shares.	For ☐	Against ☐	Abstain ☐
PROPOSAL 5:
To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	For ☐	Against ☐	Abstain ☐

Date                  , 2003 Signature(s)                                                  Printed Name(s)                             Title

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2003
PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT(1)
PROPOSAL 2 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE INTERMUNE, INC. 2000 EQUITY INCENTIVE PLAN, AS AMENDED
PROPOSAL 4 APPROVAL OF AMENDMENTS TO THE INTERMUNE, INC. 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
NEW PLAN BENEFITS InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Compensation of Executive Officers
Summary Compensation Table
Stock Option Grants and Exercises
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values
Termination and Change of Control Agreements
COMPENSATION COMMITTEE REPORT(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON(1)
COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
APPENDIX B INTERMUNE, INC. 2000 EQUITY INCENTIVE PLAN, AS AMENDED
APPENDIX C INTERMUNE, INC. 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED
PROXY INTERMUNE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2003